UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2012 (May 8, 2012)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2012 annual meeting of stockholders of Cumulus Media Inc. (the “Company”) was held on May 8, 2012. Each of Lewis W. Dickey, Jr., Ralph B. Everett, Jeffrey A. Marcus, Arthur J. Reimers, Eric P. Robison, Robert H. Sheridan, III and David M. Tolley were elected to serve as directors of the Company until the next annual meeting of stockholders and until their successors are elected and qualified. In addition, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 was ratified.

The result of voting on the proposals submitted for approval at the stockholders’ meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	For	Withheld	Non Votes
Lewis W. Dickey, Jr.	107,204,404	5,628,711	14,264,866
Ralph B. Everett	107,544,853	5,288,262	14,264,866
Jeffrey A. Marcus	112,470,953	362,162	14,264,866
Arthur J. Reimers	112,519,093	314,022	14,264,866
Eric P. Robison	106,072,731	6,760,384	14,264,866
Robert H. Sheridan, III	107,546,313	5,286,802	14,264,866
David M. Tolley	109,028,779	3,804,336	14,264,866

Proposal No. 2 (Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012):

For	Against	Abstain	Non Votes
126,979,990	113,767	4,217	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P. Hannan
	Name:	J.P. Hannan
	Title:	Senior Vice President, Treasurer and
Chief Financial Officer

Date: May 11, 2012